Exhibit 99.1

NEWS RELEASE

CONTACT:

Investors and Media:

Brendan Harrington, Chief Financial Officer

(716) 887-7244

CTG ANNOUNCES EXTENSION OF 10b5-1 PLAN TO FACILITATE SHARE REPURCHASES

BUFFALO, N.Y. — April 8, 2015 — CTG (NASDAQ: CTG), an information technology (IT) solutions and services company, today announced that it has extended a stock repurchase plan under Rule 10b5-1 of the Securities and Exchange Commission (the “Company 10b5-1 Plan” or “Plan”) to facilitate the repurchase of its common stock. The Company had approximately 540,000 shares available for repurchase as of March 31, 2015, under its outstanding repurchase authorization.

The Company 10b5-1 Plan, effective from April 9, 2015, until the day following the Company’s release of CTG’s 2015 first quarter financial results, allows for the repurchase of shares during the time following the close of a quarter and the announcement of quarterly financial results when the Company’s stock repurchase policy does not allow for the direct purchase of shares by the Company. Repurchases are subject to SEC regulations as well as certain price, market, volume, and timing constraints specified in the Plan. The Plan does not require that any shares be purchased.

About CTG

CTG develops innovative IT solutions to address the business needs and challenges of companies in several higher-growth industries including healthcare, technology services, energy, and financial services. As a leading provider of IT and business solutions to the healthcare market, CTG helps healthcare institutions, physician practices groups, payers, and related organizations achieve clinical and financial goals. CTG has developed for the healthcare provider and payer markets unique, proprietary analytics solutions that support better and lower cost healthcare. CTG also provides managed services IT staffing for major technology companies and large corporations. Backed by nearly 50 years of experience, proprietary methodologies, and an ISO 9001-certified management system, CTG has a proven track record of delivering high-value, industry-specific solutions. CTG operates in North America and Western Europe. CTG posts news and other important information online at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, business strategy and expectations for 2015, and statements related to cost control, new business opportunities, business wins, market demand, and other attributes of the Company. These statements are based upon a review of industry reports, current business conditions in the areas where the Company does business, the availability of qualified professional staff, the demand for the Company’s services, feedback from existing and potential new customers, current and proposed legislation and governmental regulations that may affect the Company and/or its customers, and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the dependence on orders from certain customers and their degree of concentration, the uncertainty of customers’ implementation of cost reduction projects, the effect of healthcare reform mandates and initiatives, the mix of work and revenue between staffing and solutions, currency exchange risks, and new changes in government regulations and laws that affect the IT industry and the industries in which the Company’s clients operate. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2014 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

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